EXHIBIT 99.1
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                                                                 August 29, 2007



FOR IMMEDIATE RELEASE
Contact:  Deborah Burns, Senior Director, Investor Relations, 413-731-4124



                    FRIENDLY ICE CREAM CORPORATION ANNOUNCES
                         STOCKHOLDER APPROVAL OF MERGER



WILBRAHAM, Mass. - (August 29, 2007) - Friendly Ice Cream Corporation (AMEX:
FRN) today announced that the stockholders of Friendly's approved the merger of Friendly's with Freeze Operations, Inc., an affiliate of Sun Capital Partners, Inc. Based on preliminary results, of the 6,741,438 shares voted, approximately 98.5% were voted in favor of the merger.

Under the terms of the merger agreement, Friendly's stockholders will receive $15.50 in cash, without interest and less any applicable withholdings, for each share of Friendly's common stock issued and outstanding at the effective time of the merger (other than shares held in Friendly's treasury and shares held by any of Friendly's wholly-owned subsidiaries). Closing of the transaction is expected to occur on August 30, 2007.

                                    * * * * *

ABOUT SUN CAPITAL

         Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 165 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital's inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, and Shenzhen. For more information, please visit www:SunCapPart.com.

ABOUT FRIENDLY'S

         Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in 515 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,000 supermarkets and other retail locations. With a 72-year operating history, Friendly's enjoys strong brand recognition and


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is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

FORWARD LOOKING STATEMENTS

         Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the trends in company-operated restaurant sales, the anticipated impact, benefits and results from the Company's key initiatives and trends relating to menu prices. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation and other similar matters, and costs associated with improved service and other similar initiatives, and risks relating to the proposed merger of the Company with an affiliate of Sun Capital Partners. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.